UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2009

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This amendment no. 1 to our Current Report on Form 8-K initially filed with the Securities and Exchange Commission on October 1, 2009 is being filed to disclose the circumstances that led to the discovery of the error described in this Form 8-K/A.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 On September 18, 2009, the management of Renhuang Pharmaceuticals, Inc., a Nevada corporation (the “Company”), concluded that the Company’s previously issued audited consolidated financial statements for the year ended October 31, 2008, included in the Company’s Annual  Report on Form 10-K filed with the U.S. Securities and Exchange Commission on September 8, 2009 (the “Form 10-K”), contained the errors specified below and should no longer be relied upon. Therefore, the Company plans to restate its financial statements for such period and will present the restated financial statements in an amendment to the Form 10-K, which the Company expects to file as soon as practicable.  Such restatement pertains to the following issue:

•
The Company provides incentive sales rebate to its sales agents.  The rebate rate, which is determined on a product basis, averaged sixteen percent of sales for the year ended October 31, 2008. We understated the sales rebate in 2008 by RMB 11,904,896 (approx. US$ 1.7 million).  This amount was an audit adjustment in 2007, recorded to reflect 2007 sales rebate on an accrual basis.  As we booked the sales rebate using the  cash basis, our prior auditor proposed an adjusting entry to record unaccrued sales rebate. In 2008, our accountant staff followed the same logic to adjust the sales rebate.  Firstly, we reversed the 2007 rebate payable of RMB 11,904,896 as it was paid in 2008 already. Secondly, we recorded the 2008 unaccrued sales rebate of RMB 14,670,000 (i.e. rebate incurred RMB 57,993,198 – rebate booked in expenses RMB 43,323,178 = RMB 14,670,000). However, when we calculated the understated sales rebate for 2008, we disregarded the RMB 11,904,896 that was included in cash payments of RMB 43,323,178. Therefore, the sales rebate expenses account was understated by RMB 11,904,896 (approx. US$ 1.7 million), resulting in sales overstatement of approximately US$ 1,7 million for the year ended October 31, 2008.

The decision to restate the financial statements as of and for the year ended October 31, 2008 was approved by the Company’s board of directors (the “Board”) on September 18, 2009. Representatives of the Board and members of the Company’s executive management team have discussed the above matters with the Company’s independent registered public accounting firm.

The restatement will affect the following financial statement line items for the year ended October 31, 2008:

Assets as of October 31, 2008	As Originally Reported	To Be Restated

CURRENT ASSETS
Accounts receivable, net	22,588,580	20,844,478
TOTAL CURRENT ASSETS	35,128,995	33,384,894
TOTAL ASSETS	37,749,944	36,005,843

Liabilities and Stockholders’ Equity as of October 31, 2008	As Originally Reported	To Be Restated

Reserves	3,036,617	2,867,674
Retained earnings	22,765,757	21,245,267
Accumulated other comprehensive income	3,355,986	3,301,318
TOTAL STOCKHOLDERS’ EQUITY	35,788,857	34,044,756
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	37,749,944	36,005,843

Income and Comprehensive Income for the Year Ended October 31, 2008	As Originally Reported	To Be Restated

Sales	36,163,919	34,474,490
Gross Profit	20,183,281	18,493,852
Income from Operations	11,862,836	10,173,407
Net Income	11,980,528	10,291,099
Foreign Currency Translation Adjustment	2,446,528	2,391,856
Comprehensive Income	14,427,056	12,682,955
Basic Earnings Per Share	0.34	0.29
Diluted Earnings Per Share	0.34	0.29

Changes in Stockholders’ Equity for the Year Ended October 31, 2008	As Originally Reported	To Be Restated

Transfer to reserves	1,194,883	1,025,940
Balance at October 31, 2008, Reserves	3,036,617	2,867,674
Balance at October 31, 2008, Retained Earnings	22,765,757	21,245,271
Balance at October 31, 2008, Accumulated Other comprehensive income	3,355,986	3,301,314
Balance at October 31, 2008, Total Stockholders' Equity	35,788,857	34,044,756

Cash Flows for the Year Ended October 31, 2008	As Originally Reported	To Be Restated

Net income	11,980,528	10,291,099
Accounts receivable	13,120,769	11,431,340

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009	Renhuang Pharmaceuticals, Inc.,
a Nevada corporation

/s/ Shaoming Li
By: Shaoming Li
Its: Chief Executive Officer